Rev. 11/2020

Atkore International Group Inc.
Employee Performance Share Agreement

This Employee Performance Share Agreement (this “Agreement”), dated as of the date appearing on Exhibit A hereof (the “Grant Date”), between Atkore International Group Inc., a Delaware corporation (the “Company”), and each employee who is employed by the Company or one of its Subsidiaries and to whom a grant has been authorized (the “Employee”), is being entered into pursuant to the Atkore International Group Inc. 2020 Omnibus Incentive Plan (the “Plan”). Capitalized terms that are used in this Agreement but not defined in this Agreement have the meanings given to such terms in the Plan.

The Company and the Employee hereby agree as follows:

Section 1.    Grant of Performance Shares; Restrictive Covenants. The Company hereby evidences and confirms its grant to the Employee of the number of Performance Shares as shall be determined pursuant to Exhibit A and Section 2, subject to adjustment pursuant to the Plan. The Performance Shares represent the contractual right of the Employee to receive shares of Company Common Stock in such number and at such times as determined pursuant to this Agreement. Any Performance Share that becomes earned and vested in accordance with the terms of this Agreement will entitle the Employee to receive from the Company one (1) share of Company Common Stock herein and any related dividend equivalents. This Agreement is entered into pursuant to, and the Performance Shares granted hereunder are subject to, the terms and conditions of the Plan, which are incorporated by reference herein. Acceptance of this Agreement shall be evidenced by such physical or electronic methods as are adopted by the Company. In consideration of the grant of the Performance Shares and the economic benefits that may derive therefrom, Employee agrees to be bound to the restrictive covenants set forth in Exhibit C hereof.

Section 2.    Vesting of Performance Shares; Effect of Termination of Employment.

(a)Vesting. Except as otherwise provided in this Section 2, Performance Shares that are earned pursuant to Exhibit A and not forfeited pursuant to his Agreement shall become vested in accordance with the terms and conditions of this Agreement and the Plan, subject to the Employee’s continued employment through the last day of the Performance Cycle. Performance Shares that are earned and vested shall be settled as provided in Section 4.

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(b)Effect of Termination of Employment.

(i)Death, Disability or Retirement. If the Employee’s employment
(x) is terminated by reason of the Employee’s death or Disability or (y) terminates by reason of the Employee’s retirement on or after the Employee reaching normal retirement age (as determined by the retirement policy of the Company applicable to the Employee), in either case before the last day of the Performance Cycle, (1) a pro rata number of the Performance Shares shall be earned and vested based on actual achievement of the Performance Goals during the entire Performance Cycle (as if the Employee’s employment had continued during the entire Performance Cycle), with such resulting number of Performance Shares then multiplied by a fraction representing the elapsed portion of the Performance Cycle through the date of the Employee’s actual date of termination of employment, and (2) any Performance Shares that do not vest pursuant to this Section 2(b)(i) shall automatically be forfeited and cancelled; provided, that (x) at least six (6) months must elapse from the Grant Date to the date of termination of the Employee’s employment for any termination initiated by the Employee to be treated as a retirement, and (y) in the case of the Employee’s retirement, such pro rata vesting shall be conditioned on the Administrator’s determination that the Employee remains in material compliance with any restrictive covenants applicable to the Employee.

(ii)    Any Other Reason. Upon termination of the Employee’s employment before the last day of the Performance Cycle for any reason other than the Employee’s death, Disability or retirement, all Performance Shares shall be forfeited and cancelled as of the effective date of such termination.

(c)Effect of a Change in Control. In the event that a Change in Control occurs during the Performance Cycle and the Employee remains employed through the date of the Change in Control, the Performance Shares shall be adjusted as provided in Section 14.2 of the Plan; provided, that if more than one-half of the Performance Cycle has elapsed and the Administrator (as constituted prior to the Change in Control) is not reasonably able to determine actual performance through the date of the Change in Control, then the pro ration described in Section 14.2 of the Plan shall be applied to the Target Number rather than the number based on actual performance. In the event that a Change in Control occurs during the Performance Cycle and the Employee’s employment terminates prior to the Change in Control by reason of the Employee’s death, Disability or retirement, (1) this Section 2(c) shall initially be applied as if the Employee had remained employed through the date of the Change in Control, (2) the number of Performance Shares resulting from the adjustment described in the first sentence of this Section 2(c) shall then be pro-rated as described in Section 2(b)(i), except that the Performance Cycle shall be deemed to be the period from the beginning of the Performance Cycle through the date of the Change in Control, and (3) the resulting

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number of Performance Shares after application of clauses (1) and (2) shall be paid to the Employee at or as soon as practicable after the Change in Control.

(d)Discretionary Acceleration. Notwithstanding anything contained in this Agreement to the contrary, the Administrator, in its sole discretion, may accelerate the vesting with respect to any Performance Shares, at such times and upon such terms and conditions as the Administrator shall determine.

(e)No Other Accelerated Vesting. The vesting provisions set forth in this Section 2 shall be the exclusive vesting and exercisability provisions applicable to the Performance Shares and shall supersede any other provisions relating to vesting, unless such other such provision expressly refers to the Plan by name and this Agreement by name and date.

Section 3.    Treatment of Dividends. If the Company pays any cash dividend or similar cash distribution on the Company Common Stock, the Company shall credit to the Employee’s account an amount equal to the product of (x) the number of the
Employee’s Performance Shares (based on the Target Number) as of the record date for such distribution times (y) the per share amount of such dividend or similar cash distribution on Company Common Stock. If the Company makes any dividend or other distribution on the Company Common Stock in the form of Company Common Stock or other securities, the Company will credit the Employee’s account with that number of additional Shares or other securities that would have been distributed with respect to that number of Shares underlying the Employee’s Performance Shares (based on the Target Number) as of the record date thereof, or, in its discretion, the Administrator may elect to credit the value (as determined by the Administrator) of such additional Shares or other securities to the Employee’s account in cash. Any such additional Shares, other securities or cash shall be subject to the same adjustments and restrictions as apply to the Performance Shares and shall be paid to the Employee if and when the related Settlement Date occurs (and, for clarity, shall be increased if greater than the Target Number is earned and forfeited if the related Performance Shares are forfeited).

Section 4.    Settlement of Performance Shares. Subject to Section 6(a), any Performance Shares that become earned and vested shall be settled into an equal number of shares of Company Common Stock on a date selected by the Company that is within thirty (30) days following the Administrator’s certification of achievement of the Performance Goals, but no later than March 15th of the calendar year immediately following the Performance Cycle (the “Settlement Date”). On the Settlement Date, the Company shall issue to the Employee one (1) whole share of Company Common Stock for each Performance Share that became earned and vested as of the Settlement Date, and, upon such issuance, the Employee’s rights in respect of each such Performance Share shall be extinguished. No fractional shares of Company Common Stock shall be issued in respect of the Performance Shares, and in the event that any fractional

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Performance Shares become earned and vested hereunder, such fractional Performance Shares shall be settled in cash

Section 5.    Restriction on Transfer; Non-Transferability of Performance Shares. The Performance Shares are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise), other than by will or by the laws of descent and distribution to the estate of the Employee upon the Employee’s death or, with the prior approval of the Company’s General Counsel or the Administrator, estate planning transfers. Any purported transfer in violation of this Section 5 shall be void ab initio.

Section 6.    Miscellaneous.

(a)Tax Matters.

(i)Withholding. The Company or one of its Subsidiaries may require the Employee to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding obligations that may arise in connection with the grant, vesting and/or settlement of the Performance Shares. Notwithstanding the preceding sentence, unless previously satisfied on or prior to the vesting date, the Company shall retain a number of Shares subject to the Performance Shares then vesting that have an aggregate Fair Market Value as of the vesting date equal to the amount of such taxes required to be withheld (and the Employee shall thereupon be deemed to have satisfied his or her obligations under this Section 6(a)); provided that the number of Shares retained shall be effected at a rate determined by the Company that is permitted under applicable IRS withholding rules and that does not to cause adverse accounting consequences (it being understood that the value of any fractional share of Company Common Stock shall be paid in cash). The number of Shares registered in the name of the Employee shall thereupon be reduced by the number of Shares so retained. The method of withholding set forth in the immediately preceding sentence shall not be available if withholding in this manner would violate any financing instrument of the Company or any of its Subsidiaries or to the extent that a facility is available to the Employee by which the Employee may sell Shares in the public market to satisfy such obligations.

(ii)Section 409A of the Code. The Performance Shares are not intended to be subject to Section 409A of the Code and shall be administered and construed in a manner consistent therewith.

(b)Incorporation of Forfeiture Provisions. The Employee acknowledges and agrees that, pursuant to the Plan, he or she shall be subject to any generally applicable

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disgorgement or forfeiture provisions set forth in Article XIII of the Plan as of the date of this Agreement or as may be imposed by the Administrator (including as required by applicable law) after the date of this Agreement, including with respect to post- employment Competitive Activity. The Employee hereby appoints the Company as the Employee’s attorney-in-fact of the undersigned to take such actions as may be necessary or appropriate to affect a transfer of the record ownership of any such Shares to which such disgorgement or forfeiture provisions may apply.

(c)No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Employee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

(d)Non-Transferability of Performance Shares. Prior to the Settlement Date thereof, the Performance Shares are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Employee upon the Employee’s death or with the Company’s consent.

(e)Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be provided as set forth in Section 15.13 of the Plan.

(f)Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors, assigns, beneficiaries, legal representatives or estate any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(g)Waiver; Amendment.

(i)Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, but not limited to, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein.

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The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii)Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Employee and the Company.

(h)Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other party.

(i)Applicable Law and Forum. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction. Subject to the dispute resolution provision contained herein, any judicial action to enforce, interpret or challenge this Agreement shall be brought in the federal or state courts located in the State of Illinois, which shall be the exclusive forum for resolving such disputes. Both parties irrevocably consent to the personal jurisdiction of such courts for purposes of any such action.

(j)Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 6(j).

(k)Lock-Up Periods. If the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any shares of its capital stock, the Employee shall not affect any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution of any Company Common Stock, other than as part of such underwritten public offering, during the 20 days prior to and the 90 days after the effective date of such registration statement (or such other period, not to exceed 180 days, as may be generally applicable to or agreed by the Company with respect to its transactions in its own Shares). If the Company files a prospectus in connection with a takedown from a shelf registration statement, the Associate shall not affect any public sale (including a sale under Rule 144

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under the Securities Act or other similar provision of applicable law) or distribution of any Company Common Stock, other than as part of such offering, for 20 days prior to and 90 days after the date the prospectus supplement is filed with the Securities and Exchange Commission.

(l)Trading Policies. The Employee acknowledges and agrees that he or she shall be subject to, and shall comply with, any of the Company's trading policies, as in effect from time to time.

(m)Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(a)    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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Exhibit A to
Employee Performance Share Agreement

1.Grant Information

Employee:	As communicated separately to the Employee
Grant Date:	November 17, 2020
Target Number of Performance Shares granted hereby (the “Target Number”):	As communicated separately to the Employee
Performance Cycle:	The three (3)-year period commencing October 1, 2020 and ending September 30, 2023

2.Earned Number of Performance Shares

•Relative Total Shareholder Return, or “Relative TSR” (50% of Target Number of Performance Shares): The extent to which fifty percent (50%) of the Target Number of Performance Shares is earned shall be determined by reference to the achievement of Relative Total Shareholder Return, as follows:

Relative TSR Achievement:**	Number of Performance Shares Earned (as a percentage of the Target Number):
Lower than the 25th percentile	0%
25th percentile	50%
50th percentile	100%
75th percentile or higher	150%

**Notwithstanding the foregoing table, if Relative TSR achievement would result in higher than 100% of the Target Number of Performance Shares being earned but the TSR of the Company Common Stock on an absolute basis is negative, then the number of Performance Shares earned shall be 100% of the Target Number.

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For this purpose, “Total Shareholder Return” or “TSR” means the change in the value of the Relevant Stock over the Performance Cycle, including both stock price appreciation during the Performance Cycle and the deemed reinvestment of dividends on the Relevant Stock during the Performance Cycle. The beginning and ending stock prices will be based on a twenty (20) trading day average stock price ending on the first and last day of the Performance Cycle. Any dividends (including extraordinary cash dividends) declared on the Relevant Stock during the Performance Cycle will be reinvested at the closing price on the first ex-dividend date. All share-based dividends (including spinoffs) shall be assumed to be sold on the issue date for cash and such cash reinvested in Relevant Stock on that same date.

“Relevant Stock” means the Company Common Stock and the common stock of each of the constituent companies attached as Exhibit B (the “constituent companies”).

The TSR “percentile” shall be the percentile ranking (carried to two decimal points), from highest to lowest, on the basis of the Total Shareholder Return figures reported by the financial reporting service selected by the Administrator in determining Total Shareholder Return for the Company and the constituent companies. If any of the constituent companies are no longer publicly traded at the end of the Performance Cycle due to bankruptcy, they will continue to be included in the Relative Total Shareholder Return calculation by force ranking them at the bottom of the array of the TSR Percentile. If any of the constituent companies are no longer publicly traded at the end of the Performance Cycle due to acquisition, they will be excluded from the calculation for all purposes and the TSR percentile will be determined by reference to the remaining constituent companies.

“Relative Total Shareholder Return,” or “Relative TSR” shall be the ranking of the Company against the constituent companies determined by reference to TSR percentile.

•Profitability/Capital Efficiency (50% of Target Number of Performance Shares): The extent to which fifty percent (50%) of the Target Number of Performance Shares is earned shall be determined by reference to the achievement of Profitability/Capital Efficiency, as follows:

Profitability/Capital Efficiency Achievement:	Number of Performance Shares Earned (as a percentage of the Target Number):
Less than 80%	0%

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80%	50%
100%	100%
125% or more	200%

For this purpose, “Profitability/Capital Efficiency” is determined by reference to increase in Adjusted Net Income during the Performance Cycle (expressed as a percentage). For this purpose, “Adjusted Net Income” means net income as net income (loss) before merger and acquisition transaction costs, and other items due to one-time non-recurring events.

•With respect to both Performance Goals, achievement of a Performance Goal in excess of the 0% threshold or below the 200% threshold will be calculated by the Administrator by straight-line interpolation by reference to the two relevant thresholds.

3.Certification of Performance

(a)    Certification of Achievement Relative to Performance Goals: As soon as practicable after the end of the Performance Cycle but in any event within 60 days after end of the Performance Cycle, the Administrator shall certify in writing the extent to which the Performance Goals have been achieved. In making such certification, the Administrator shall be permitted to exercise any discretion permitted under the Plan.

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Exhibit B to
Employee Performance Share Agreement

1.Constituent Company for purpose of determining TSR percentile rank

Peer Ticker	Peer Name	GICS Code
Atkore Compensation Peers
AYI	Acuity Brands, Inc.	20104010
WMS	Advanced Drainage Systems, Inc.	20102010
APOG	Apogee Enterprises, Inc.	20102010
AWI	Armstrong World Industries, Inc.	20102010
AZZ	AZZ Inc.	20104020
BDC	Belden Inc.	45203015
ENS	EnerSys	20104010
GNRC	Generac Holdings Inc.	20104010
ROCK	Gibraltar Industries, Inc.	20102010
HUBB	Hubbell Incorporated	20104010
LFUS	Littelfuse, Inc.	45203015
DOOR	Masonite International Corporation	20102010
NVT	nVent Electric plc	20104010
NX	Quanex Building Products Corporation	20102010
RBC	Regal Beloit Corporation	20104010
RXN	Rexnord Corporation	20106020
SSD	Simpson Manufacturing Co., Inc.	20102010
VMI	Valmont Industries, Inc.	20103010
Commodity Chemicals (15101010)
CBT	Cabot Corporation	15101010
HWKN	Hawkins, Inc.	15101010
KOP	Koppers Holdings Inc.	15101010
KRO	Kronos Worldwide, Inc.	15101010
OEC	Orion Engineered Carbons S.A.	15101010
TG	Tredegar Corporation	15101010
TROX	Tronox Holdings plc	15101010
TSE	Trinseo S.A.	15101010
VVV	Valvoline Inc.	15101010
Steel (15104050)
CRS	Carpenter Technology Corporation	15104050
CLF	Cleveland-Cliffs Inc.	15104050

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SCHN	Schnitzer Steel Industries, Inc.	15104050
HCC	Warrior Met Coal, Inc.	15104050
WOR	Worthington Industries, Inc.	15104050
Building Products (20102010)
AMWD	American Woodmark Corporation	20102010
GFF	Griffon Corporation	20102010
PATK	Patrick Industries, Inc.	20102010
PGTI	PGT Innovations, Inc.	20102010
Construction & Engineering (20103010)
AMRC	Ameresco, Inc.	20103010
APG	APi Group Corporation	20103010
ACA	Arcosa, Inc.	20103010
FIX	Comfort Systems USA, Inc.	20103010
ROAD	Construction Partners, Inc.	20103010
DY	Dycom Industries, Inc.	20103010
GVA	Granite Construction Incorporated	20103010
GLDD	Great Lakes Dredge & Dock Corporation	20103010
IESC	IES Holdings, Inc.	20103010
MYRG	MYR Group Inc.	20103010
NVEE	NV5 Global, Inc.	20103010
PRIM	Primoris Services Corporation	20103010
WSC	WillScot Mobile Mini Holdings Corporation	20103010

WIRE	Encore Wire Corporation	20104010
EAF	GrafTech International Ltd.	20104010
ST	Sensata Technologies Holding plc	20104010
RUN	Sunrun Inc.	20104010
Heavy Electrical Equipment (20104020)
BE	Bloom Energy Corporation	20104020
TPIC	TPI Composites, Inc.	20104020
Construction Machinery & Heavy Trucks (20106010)
ALG	Alamo Group Inc.	20106010
ALSN	Allison Transmission Holdings, Inc.	20106010
ASTE	Astec Industries, Inc.	20106010
PLOW	Douglas Dynamics, Inc.	20106010
FSS	Federal Signal Corporation	20106010
GBX	The Greenbrier Companies, Inc.	20106010
SHYF	The Shyft Group, Inc.	20106010

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TRN	Trinity Industries, Inc.	20106010
WNC	Wabash National Corporation	20106010
Industrial Machinery (20106020)
AIN	Albany International Corp.	20106020
AIMC	Altra Industrial Motion Corp.	20106020
B	Barnes Group Inc.	20106020
GTLS	Chart Industries, Inc.	20106020
CIR	CIRCOR International, Inc.	20106020
CFX	Colfax Corporation	20106020
CMCO	Columbus McKinnon Corporation	20106020
CR	Crane Co.	20106020
DCI	Donaldson Company, Inc.	20106020
EPAC	Enerpac Tool Group Corporation	20106020
NPO	EnPro Industries, Inc.	20106020
ESE	ESCO Technologies Inc.	20106020
AQUA	Evoqua Water Technologies Corp.	20106020
FLS	Flowserve Corporation	20106020
FELE	Franklin Electric Co., Inc.	20106020
GTES	Gates Industrial Corporation plc	20106020
HLIO	Helios Technologies, Inc.	20106020
HI	Hillenbrand, Inc.	20106020
HY	Hyster-Yale Materials Handling, Inc.	20106020
ITT	ITT Inc.	20106020
JBT	John Bean Technologies Corporation	20106020
KAI	Kadant Inc.	20106020
KMT	Kennametal Inc.	20106020
LECO	Lincoln Electric Holdings, Inc.	20106020
MIDD	The Middleby Corporation	20106020
MLI	Mueller Industries, Inc.	20106020
MWA	Mueller Water Products, Inc.	20106020
PNR	Pentair plc	20106020
ROLL	RBC Bearings Incorporated	20106020
SPXC	SPX Corporation	20106020
FLOW	SPX FLOW, Inc.	20106020
SXI	Standex International Corporation	20106020
TNC	Tennant Company	20106020
TKR	The Timken Company	20106020
TRS	TriMas Corporation	20106020

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WTS	Watts Water Technologies, Inc.	20106020
WBT	Welbilt, Inc.	20106020
WWD	Woodward, Inc.	20106020

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Exhibit C Restrictive Covenants
Section 1    Confidential Information.

1.1The Employee agrees that during the Employee's employment with the Company or its Subsidiaries, and thereafter, the Employee will not disclose confidential or proprietary information or trade secrets related to any business of the Company or its Subsidiaries, including without limitation, and whether or not such information is specifically designated as confidential or proprietary: all business plans and marketing strategies; information concerning existing and prospective markets, suppliers and customers; financial information; information concerning the development of new products and services; and technical and non-technical data related to software programs, design, specifications, compilations, inventions, improvements, patent applications, studies, research, methods, devices, prototypes, processes, procedures and techniques.

1.2The Employee's obligations under this Section 1 are indefinite in term. Section 2    Return of Company Property.
2.1    The Employee acknowledges that all tangible items containing any confidential or proprietary information or trade secrets, including without limitation: memoranda, photographs, records, reports, manuals, drawings, blueprints, prototypes, notes, documents, drawings, specifications, software, media and other materials, including any copies thereof (including electronically recorded copies), are the exclusive property of the Company, and its Subsidiaries, and the Employee shall deliver to the Company all such material in the Employee's possession or control upon the Company's request and in any event upon the termination of the Employee's employment with the Company or its Subsidiaries. The Employee shall also return any keys, equipment, identification or credit cards, or other property belonging to the Company or its Subsidiaries upon termination of the Employee's employment or the Company's request.

Section 3    Noncompetition and Nonsolicitation.

3.1The Employee agrees that during the Employee's employment with the Company or its Subsidiaries, and for the one (1) year period following the date on which the Employee's employment with the Company or its Subsidiaries terminates for any reason, the Employee will not directly or indirectly, own, manage, operate, control (including indirectly through a debt or equity investment), provide services to, be employed by, or be connected in any manner with, any person or entity engaged in any business that is (i) located in a region with respect to which the Employee had substantial responsibilities while employed by the Company or its Subsidiaries, and (ii) competitive, with (A) the line of business or businesses of the Company or its Subsidiaries in which

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the Employee was employed with during the Employee's employment (including any prospective business to be developed or acquired that was proposed at the date of termination), or (B) any other business of the Company or its Subsidiaries with respect to which the Employee had substantial exposure during such employment. For avoidance of doubt, if the Employee is a senior officer of the Company, the restriction contained herein shall relate to the Company and all of its Subsidiaries.

3.2The Employee agrees that during the Employee's employment with the Company or its Subsidiaries, and for the two (2) year period thereafter, the Employee will not, directly or indirectly, on the Employee's own behalf or on behalf of another (i) solicit, recruit, aid or induce any employee of the Company or its Subsidiaries to leave his or her employment with the Company or its Subsidiaries in order to accept employment with or render services to another person or entity unaffiliated with the Company or its Subsidiaries, or hire or knowingly take any action to assist or aid any other person or entity in identifying or hiring any such employee, or (ii) solicit, aid, or induce any customer of the Company or its Subsidiaries to purchase goods or services then sold by the Company or its Subsidiaries from another person or entity, or assist or aid any other persons or entity in identifying or soliciting any such customer, or (iii) otherwise interfere with the relationship of the Company or any of its Subsidiaries with any of its employees, customers, agents, representatives or suppliers.

Section 4    Remedies.

4.1The Company and the Employee agree that the provisions of this Exhibit C do not impose an undue hardship on the Employee and are not injurious to the public; that these provisions are necessary to protect the business of the Company and its Subsidiaries; that the nature of the Employee's responsibilities with the Company provide and/or will provide the Employee with access to confidential or proprietary information or trade secrets that are valuable and confidential to the Company and its Subsidiaries; that the Company would not grant stock options, performance share units or restricted stock units to the Employee if the Employee did not agree to the provisions of this Exhibit C; that the provisions of this Exhibit C are reasonable in terms of length of time and scope; and that adequate consideration supports the provisions of this Exhibit C. In the event that a court determines that any provision of this Exhibit C is unreasonably broad or extensive, the Employee agrees that such court should narrow such provision to the extent necessary to make it reasonable and enforce the provisions as narrowed. The Company reserves all rights to seek any and all remedies and damages permitted under law, including, but not limited to, injunctive relief, equitable relief and compensatory damages for any breach of the Employee's obligations under this Exhibit C.

4.2Without limiting the generality of the remedies available to the Company pursuant to Section 4.1, if the Employee, except with the prior written consent of the Company, materially breaches the restrictive covenants contained in this Exhibit C, the Employee shall forfeit any then-outstanding stock options, performance share units or

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restricted stock units (whether vested or unvested); shall forfeit any shares of Common Stock acquired on exercise of stock options or vesting of performance share units or restricted stock units and then owned by the Employee; and shall pay to the Company in cash any net after-tax gain the Employee realized in cash in connection with the exercise of stock options (and/or sale of Common Stock underlying stock options or any shares purchased by the Employee from the Company). These rights of forfeiture and recoupment are in addition to any other remedies the Company may have against the Employee for the Employee's breach of the restrictive covenants contained in this Exhibit
C. The Employee's obligations under this Exhibit C shall be cumulative (but not duplicative, nor operate to extend the length of any such obligations) of any similar obligations the Employee has under the Plan, the Agreement or any other agreement with the Company or any Affiliate.

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